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                                  EXHIBIT 10.13

                             KENSEY NASH CORPORATION
                   TERMINATION AND CHANGE IN CONTROL AGREEMENT

      This TERMINATION AND CHANGE IN CONTROL AGREEMENT (the "Agreement") is entered into effective as of the 1st day of June 2004, by and between Kensey Nash Corporation (the "Company") and Douglas G. Evans, P.E. (the "Executive").

      WHEREAS, the Executive is employed by the Company and the Executive has made valuable contributions to the strategic planning, business operations and financial strength of the Company; and

      WHEREAS, the Company has determined that the Executive and the availability of his future services are critical to the future success of the Company; and

      WHEREAS, the Company desires to provide fair and reasonable protections to the Executive on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing, and the continued employment of the Executive, the Company and the Executive, each intending to be legally bound hereby, covenant and agree as follows:

1. The Company shall employ the Executive and Executive shall serve as the Company's Chief Operating Officer with the attendant responsibilities thereto. The Executive shall receive base compensation in the amount in effect as of the date of this Agreement, or Executive's most recent per annum base salary, whichever is greater, and be covered by and receive the benefits of those plans and programs providing other non-regular cash compensation and benefits under the terms and conditions in effect as of the date of this agreement. Nothing in this Agreement shall be deemed to supersede or otherwise limit the rights of the Executive to any amounts to which the Executive is entitled under any other agreement, plan, fund or program covering the Executive.

2. In the event, following a Change in Control, the Company terminates the Executive's employment for a reason other than "Cause" (as defined herein) or the Executive quits his employment with the Company for "Good Reason" (as defined herein), the Executive shall be entitled to receive severance pay (the "Severance") equal to his regular base salary, or most recent per annum base salary whichever is greater, for a period of twenty-four (24) months (the "Payment Period"). Such Severance shall be in addition to any other compensation or benefits to which the Executive may be entitled under any other plan, program or payroll practice of the Company.

      Severance shall be paid in accordance with the Company's regular payroll practices as in effect at the time of payment and shall be subject to regular tax and other withholdings in effect with respect to the Executive's compensation prior to the Payment Period.

      The Company shall continue to provide Executive, during the Payment Period, with benefits no less favorable than those provided by the Company to senior executives of the Company during the six month period prior to the Change in Control. In addition, the Executive shall be entitled to receive a payment in an amount equal to two (2) times the average of his or her last two annual bonus payments earned, and such payment shall be issued no later than 60 days after Executive's Termination Date (as defined herein).

      The Company, however, shall not be required to provide additional accruals or contributions under any retirement plan qualified under Section 401(a) of the Internal Revenue Code.

      Severance shall terminate upon the death of Executive during the Payment Period.

3. Upon a Change in Control, vesting of all unvested options granted to Executive shall accelerate such that Executive shall be immediately one hundred percent (100%) vested in all options awarded. Following a Change in Control, in the event of Executive's termination without cause or Executive's resignation for "Good Reason," options to purchase shares of common stock shall remain exercisable for a period of one (1) year from the date of such termination. The Company shall also pay the Executive any "Gross-Up Payments" as required under the Executive's employment agreement with the Company.

4. All Benefits specified above are conditioned upon the Executive refraining from "Competition" with the Company and its affiliates during the twelve months after Executive ceases to be employed by the Company. If at any time

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      prior to the end of such twelve month period, the Company determines that the Executive is engaging in Competition, the Company shall have the right to immediately suspend further payments hereunder.

      If the Executive engages in Competition at any time during the twelve month period, the Executive shall return all Benefits paid hereunder, and the Company shall be entitled to enforce the return of any Benefits previously paid.

      The Executive shall have the right to appeal any benefit suspension or request for return of benefits to the Board of Directors of the Company and, if it is determined that the Executive has not engaged in Competition, payment of all amounts due and unpaid shall be made as soon as reasonably practicable after such determination.

5. The Benefits under this Agreement shall be unfunded, and the Company's obligation under this Agreement shall constitute an unsecured promise of severance pay.

6. This Agreement shall be governed by the laws of Pennsylvania. If under governing law, any portion of this Agreement is deemed to be invalid, the invalidity of such portion shall not affect the force, effect and validity of any remaining portion of this Agreement.

7.    For purposes of this Agreement, the following definitions shall apply:

      "Cause" means any circumstance in which the Executive has been (i) convicted of a felony; or any circumstance in which the Company reasonably concludes that Executive's conduct with regard to the Company constitutes
      (ii) fraud or willful misconduct, (iii) a material breach of fiduciary duty involving personal profit, or (iv) a material and continuing failure to perform stated duties.

      "Change in Control." For the purpose of this Agreement, a "Change in Control" shall occur if:

      (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (other than shareholders holding more than 20% of the Company's voting securities as of the Effective Date), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the company's then outstanding securities entitled to vote in the election of directors of the Company; or

      (b) during any period of two consecutive years (not including any period prior to the Effective Date of this Plan) individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the stockholders of the Company was approved by a vote of at least three quarters of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; or

      (c) all or substantially all of the assets of the Company are liquidated or distributed.

      "Competition" means, for the Payment Period, (i) employment by, being a consultant to, being an officer or director of, or being connected in any manner with, any entity or person in the business of the Company or any affiliate which competes in any market in which the Company does business, either directly or indirectly, (ii) disclosing, using, transferring or selling to any such entity any confidential or proprietary information of the Company or any affiliate, (iii) soliciting, attempting to solicit an employee or former employee of the Company, (iv) diverting or attempting to divert any business or customer of the Company or any affiliate, or (v) refusing to cooperate with the Company or any affiliate by making himself available to assist the Company or any affiliate in, or testify on behalf of the Company or any affiliate in any action, suit, or proceeding, whether civil, criminal or administrative.

      "Good Reason" means (i) reduction in the compensation (regular or bonus compensation formula) of the Executive as in effect as of the date of the Change in Control, (ii) substantial reduction in the Executive's responsibilities as in effect as of the date of the Change in Control,
      (iii) any failure of the Company to obtain assumption of the obligation to perform this Agreement by any successor, assignee or distributee of a majority of the Company's stock or assets (iv) a relocation of the Executive's location of employment more than 50 miles from the location as of the date of the Change in Control, or (v) adoption or approval of a plan of liquidation, dissolution, or reorganization of the Company by the Board of Directors.

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      "Termination Date" means: (i) if the Executive is terminated by the
      Company, the date on which the Executive is notified by the Company, (ii) if the Executive quits, the date on which the Executive notifies the Company.

8. Executive agrees, as a condition to the receipt of Severance provided for in this Agreement, that he will execute a release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment, except for any claims pursuant to such other agreements, plans, funds or programs as referenced in Section 1 of this Agreement.

9. Neither the terms of this Agreement nor the rights and obligations which it describes shall be assignable by Executive. The Company, however, may assign this Agreement and the Company's rights and obligations as described herein, and shall assign this Agreement to any successor which, by operation of law or otherwise, continues to carry on substantially the business of the Company.

10. Subject to the rights, benefits and obligations provided for in any other agreement, plan, program or payroll practice, this Agreement constitutes the entire agreement between the Company and the Executive regarding this topic, and no waiver of any provision shall be effective unless in writing and signed by the Company and the Executive.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.

Kensey Nash Corporation                                Executive

/s/ C. McCollister Evarts, M.D.                        /s/ Douglas G. Evans, P.E
-------------------------------                        -------------------------
Chairman of the Compensation Committee                  Douglas G. Evans, P.E.

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